UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2020 (August 18, 2020)

Tutor Perini Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On August 18, 2020, the Company entered into a new credit agreement (the “Credit Agreement”) with BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (each as defined in the Credit Agreement) and the other lenders party thereto. The Credit Agreement provides for a (i) $425.0 million term loan B facility (the “Term Loan B”) and (ii) $175.0 million revolving credit facility (the “Revolving Credit Facility”), with sublimits for the issuance of letters of credit and swing line loans up to the aggregate amounts outstanding of $75.0 million and $10.0 million, respectively.

The Term Loan B will mature on August 18, 2027 and the Revolving Credit Facility will mature on August 18, 2025, in each case, unless any of the 2017 Senior Notes (as defined in the Credit Agreement) are outstanding on January 30, 2025 (which is 91 days prior to the maturity date of the 2017 Senior Notes), in which case, both the Term Loan B and the Revolving Credit Facility will mature on January 30, 2025 (subject to certain further exceptions).

The Credit Agreement permits the Company to repay any or all borrowings outstanding under the Credit Agreement at any time prior to maturity without penalty, except that the Company must pay a 1.00% premium in respect to the Term Loan B in connection with any transactions that reduces the yield applicable to the Term Loan B within the first twelve months after August 18, 2020 (subject to certain further exceptions). The Credit Agreement requires the Company to make regularly scheduled payments of principal on the Term Loan B in quarterly installments equal to 0.25% of the initial principal amount of the Term Loan B. The Credit Agreement also requires the Company to make prepayments on the Term Loan B in connection with certain asset sales, receipts of insurance proceeds, incurrences of unpermitted indebtedness and annual excess cash flow (subject to certain exceptions).

Subject to certain exceptions, at any time prior to maturity, the Company has the right to increase the commitments under the Revolving Credit Facility and/or to establish one or more term loan facilities in an aggregate amount up to (i) the greater of $173.5 million and 50% LTM EBITDA (as defined in the Credit Agreement) plus (ii) additional amounts if (A) in the case of pari passu first lien secured indebtedness, the First Lien Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 1.35 to 1.00, (B) in the case of junior lien secured indebtedness, the Total Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 3.50 to 1.00 and (C) in the case of unsecured indebtedness, (x) the Total Net Leverage Ratio does not exceed 3.50 to 1.00 or (y) the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) is no less than 2.00 to 1.00.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a rate equal to (i) (a) LIBOR or (b) a base rate (determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 50 basis points and (3) the LIBOR rate for a one-month interest period plus 100 basis points) plus, (ii) an applicable margin. The margin applicable to the Term Loan B is between 4.50% and 4.75% for LIBOR and between 3.50% and 3.75% for base rate (which is initially 3.75% for base rate and 4.75% for LIBOR), and, in each case, is based on the Total Net Leverage Ratio. The margin applicable to the Revolving Credit Facility is between 4.25% and 4.75% for LIBOR and 3.25% and 3.75% for base rate (which is initially 4.75% for LIBOR and 3.75% for base rate), and, in each case, is based on the First Lien Net Leverage Ratio. In addition to paying interest on outstanding principal under the Credit Agreement, the Company will pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The Company will pay customary letter of credit fees. If a payment or bankruptcy event of default occurs and is continuing, the otherwise applicable margin on overdue amounts will be increased by 2.00% per annum.

The obligations under the Credit Agreement are unconditionally guaranteed by, subject to certain exceptions, each of the Company’s existing and future material wholly-owned domestic subsidiaries.

Subject to certain exceptions, the Term Loan B, the Revolving Credit Facility, the guarantees and certain hedging obligations and bank product obligations are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each Guarantor’s (as defined in the Credit Agreement) assets, including a pledge of all of the shares of capital stock of the Guarantors and 65% of the shares of the capital stock of the Company’s or any Guarantor’s first-tier foreign subsidiaries.

The Credit Agreement contains a number of significant affirmative and negative covenants. Such covenants, among other things, restrict, subject to certain exceptions, the ability of the Company and certain of its restricted subsidiaries to:

•incur or guarantee additional debt or issue disqualified stock or preferred stock;

•pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•make certain investments;

•incur certain liens;

•enter into certain transactions with affiliates;

•merge or consolidate; and

•transfer or sell assets.

The Credit Agreement requires, with respect to the Revolving Credit Facility only, the Company and its restricted subsidiaries to maintain a maximum First Lien Net Leverage Ratio of 2.75 to 1.00, stepping down to 2.25 to 1.00 beginning the fiscal quarter ending March 31, 2022 (the “Leverage Ratio Covenant”). The Credit Agreement also includes certain customary events of default. If an event of default occurs, the lenders under the Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor, provided that an event of default with respect to the Leverage Ratio Covenant is not an event of default with respect to the Term Loan B unless the lenders under the Revolving Credit Facility have terminated the commitments and accelerated the outstanding revolving loans.

The Company will use the proceeds from the (a) Term Loan B (i) to repay outstanding amounts under its credit agreement (the “2017 Credit Facility”) with SunTrust Bank, now known as Truist Bank, as Administrative Agent, Swing Line Lender and L/C Issuer and a syndicate of other lenders, (ii) to repurchase or retire at maturity its 2.875% Convertible Senior Notes due June 15, 2021 (the “Convertible Notes”) and (iii) to pay costs, fees and expenses in connection with the foregoing and the transactions contemplated by the Credit Agreement and (b) Revolving Credit Facility for working capital and other general corporate purposes. As a result of repaying the outstanding amounts under the 2017 Credit Facility and entering into the Credit Agreement, the Company terminated the 2017 Credit Facility effective August 18, 2020. The 2017 Credit Facility provided for a $350 million revolving credit facility and a sublimit for the issuance of letters of credit and swing line loans up to the aggregate amount of $150 million and $10 million, respectively. The 2017 Credit Facility would have matured on April 20, 2022 unless any of the Convertible Notes are outstanding on December 17, 2020, in which case all such borrowings under the 2017 Credit Facility would have matured on December 17, 2020.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the actual Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 8.01. Other Events

On August 19, 2020, the Company, pursuant to separate, privately negotiated arrangements with certain of the holders (the “Holders”) of the Convertible Notes, repurchased $130.1 million aggregate principal amount of the Convertible Notes. The Company funded the $132.4 million aggregate purchase price (which includes accrued and unpaid interest to the repurchase date) with a portion of the proceeds from the Term Loan B. Following the repurchases, $69.9 million aggregate principal amount of the Convertible Notes will remain outstanding.

On August 19, 2020, the Company issued a press release with respect to the Credit Agreement and the Convertible Notes repurchase. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement dated as of August 18, 2020 among Tutor Perini Corporation, BMO Harris Bank N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders party thereto.
99.1	Press release
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	August 19, 2020	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer

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